UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2023

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2023, FreedomRoads, LLC (the “Floor Plan Borrower”), an indirect subsidiary of Camping World Holdings, Inc. (the “Company” or “our”), Bank of America, N.A., as administrative agent, and the lenders party thereto, entered into an Amendment No. 1 (the “Floor Plan Facility Amendment”) to the Eighth Amended and Restated Credit Agreement, dated September 30, 2021, by and between the Floor Plan Borrower, the Company, Bank of America, N.A., as administrative agent and letter of credit issuer, and JP Morgan Chase Bank, N.A., as syndication agent, and the other lenders party thereto, governing the Company’s floor plan credit facility (as amended, the “Floor Plan Facility”). Since 2005, the Company has used the Floor Plan Facility to finance substantially all of its new and certain of its used RV inventory. The Floor Plan Facility also provides for a revolving line of credit (the “Revolving Credit Loans”), the proceeds of which may be used for general corporate purposes.

The Floor Plan Facility Amendment (a) exercises the Floor Plan Borrower’s existing option to increase the amount that the Floor Plan Borrower may borrow under the Floor Plan Facility by $150.0 million, to an aggregate of $1.85 billion from $1.70 billion, (b) resets the accordion feature to allow the Floor Plan Borrower, at its option, to increase the aggregate principal amount available under the Floor Plan Facility in minimum $50.0 million increments up to a maximum amount of $300.0 million, (c) increases the maximum amount of borrowings that may be used to finance used RV inventory to 30% of the $1.85 billion of total borrowings, an increase from 20%, and (d) provides for a 30-day period from the closing of the Floor Plan Facility Amendment for the Company to join a recently formed entity as a party to the Floor Plan Facility and agrees to waive any default under the Floor Plan Facility relating to the failure to join such entity prior to the expiration of the 30-day period. The Floor Plan Facility Amendment also includes certain administrative changes. No funds were drawn at closing.

This summary of the Floor Plan Facility Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Floor Plan Facility Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The foregoing disclosure in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)    The following exhibit is filed with this Current Report

Exhibit No.	Description

Exhibit 10.1	Amendment No. 1 to the Eighth Amended and Restated Credit Agreement, dated July 18, 2023, among FreedomRoads, LLC, as the company and a borrower, certain subsidiaries of FreedomRoads, LLC, as subsidiary borrowers, Bank of America, N.A., as administrative agent, and the lenders party thereto

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Karin L. Bell
Name:	Karin L. Bell
Title:	Chief Financial Officer

Date: July 20, 2023